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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                January 30, 2002
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                Date of Report (Date of Earliest Event Reported)



                            GRIC Communications, Inc.
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             (Exact name of Registrant as specified in its charter)



           Delaware                                   000-27871                                77-0368092
-----------------------------         ---------------------------------------         -----------------------------
   (State of Incorporation)                   (Commission file number)                      (I.R.S. Employer
                                                                                           Identification No.)
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                               1421 McCarthy Blvd.
                           Milpitas, California 95035
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          (Address of principal executive offices, including zip code)



                                 (408) 955-1920
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              (Registrant's telephone number, including area code)


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ITEM 5:  OTHER EVENTS.

     On Wednesday, January 30, 2002, GRIC Communications, Inc. (the
"Company") announced that it has entered into an agreement with investors affiliated with H&Q Asia Pacific and Vertex Management ("Investors") pursuant to which Investors agreed to purchase at least 9,036,144 and up to 10,240,962 shares of the Company's Series A Preferred Stock ("Preferred Stock") at a purchase price of $1.66 per share. In addition, the Company agreed to issue to the Investors warrants to purchase at least 903,613 and up to 1,024,095 shares of the Company's Common Stock at a purchase price of $1.66 per share at any time within five years after closing, and at least 1,355,420 and up to 1,536,143 shares of the Company's Common Stock at a purchase price of $2.49 per share at any time within five years after closing.

     The Preferred Stock is initially convertible into shares of the Company's
Common Stock at a conversion ratio of one-to-one, subject to adjustment from time to time for stock splits, stock dividends and issuances of equity securities at a price lower than the purchase price. In the event of a liquidation or change of control of the Company, the Preferred Stock is entitled to a liquidation preference payment equal to the purchase price of the Preferred
Stock, plus accrued but unpaid dividends to such date. The Preferred Stock shall also participate with the Company's Common Stock in the event of a liquidation or change of control, after payment of the foregoing preference, on an as-converted basis until the holders of the Preferred Stock reach a 3.5 times return. If the holders of the Preferred Stock are not able to achieve at least a 2 times return in the event of such liquidation or change of control, such holders will receive a deemed dividend computed at 10% annually from the date of the investment.

     After closing of this investment, which is subject to stockholder approval, the Investors will be entitled to elect three members of the Company's Board of
Directors (H&Q Asia will be entitled to elect two directors and Vertex
Management will be entitled to elect one director), and H&Q Asia will agree to vote its shares in favor of another nominee of Vertex. The number of directors that can be elected by the Investors will be lowered based on the reduction in the equity ownership in the Company held by the Investors. The Board size will also be increased to ten directors from the current eight.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2002

                             GRIC COMMUNICATIONS, INC.


                             By:  /s/ DAVID L. TEICHMANN
                                ------------------------------------------------
                                  David L. Teichmann, Senior Vice President,
                                  General Counsel and Secretary